Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) to which this exhibit is attached and, if not defined in the Form 8-K, the definitive proxy statement/prospectus filed with the SEC on September 14, 2023 (the “Proxy Statement/Prospectus”).

Unless the context requires otherwise, all references to (i) “Anzu” refer to Anzu Special Acquisition Corp I prior to giving effect to the Business Combination; (ii) “Envoy Medical” or “New Envoy” refer to the entity formerly known as Anzu, which is now named Envoy Medical, Inc., after giving effect to the Business Combination; and (iii) “Envoy” refers to the entity formerly known as Envoy Medical Corporation.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of New Envoy following the Business Combination, the PIPE Transaction and related transactions, which are collectively referred to as the “Transactions”. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On September 29, 2023, Anzu and Merger Sub completed the previously announced Business Combination with Envoy pursuant to the Business Combination Agreement. As a result of the consummation of the Business Combination, Merger Sub merged with and into Envoy, with Envoy surviving the Merger.

●	Subject to the terms of the Business Combination Agreement, at the Effective Time, each issued and outstanding share of Envoy Common Stock (including shares issued upon the exercise or conversion of the Envoy Warrants, Envoy Convertible Notes or Envoy Preferred Stock), was automatically cancelled and converted into the right to receive a number of shares of New Envoy Class A Common Stock calculated based on the Exchange Ratio. In addition, immediately prior to the Effective Time, each outstanding Envoy Warrant was automatically, depending on the applicable exercise price, cancelled or exercised on a net exercise basis and converted into shares of Envoy Common Stock and each outstanding Envoy Convertible Note was converted into shares of Envoy Common Stock. Further, at the Effective Time, all outstanding options to purchase Envoy Common Stock were cancelled in exchange for nominal consideration.

●	The table below presents the exchanges of Envoy Common Stock for New Envoy Class A Common Stock that occurred upon consummation of the Business Combination on a pro forma basis.

	Shares of Envoy Common Stock outstanding as of June 30, 2023 (Historical)	Envoy convertible Preferred Stock into Envoy Common Stock	Conversion of Convertible Notes - related party, carried at fair value and accrued interests into Envoy Common Stock	Net exercise of warrants	Envoy Common Stock equivalents assumed outstanding immediately prior to Closing
Common stock, par value $0.01 per share	139,153,144	20,000,000	75,973,218	42,656	235,169,018
Envoy Common Stock equivalents assumed outstanding immediately prior to Closing					235,169,018
Assumed Exchange Ratio					0.06378
Estimated shares of New Envoy Class A Common Stock issued to holders of Envoy Common stock equivalents upon Closing					15,000,000

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

●	Upon completion of the Business Combination, the Sponsor forfeited 8,010,000 shares of Anzu Class B Common Stock pursuant to the terms of the Sponsor Support Agreement, and the remaining 2,615,000 shares of Anzu Class B Common Stock held by the Sponsor and Anzu’s former independent directors converted into shares of New Envoy Class A Common Stock at the Closing. Following such conversion, the Sponsor transferred an aggregate of 490,000 shares of New Envoy Class A Common Stock to the parties to the Legacy Forward Purchase Agreements and the Extension Support Agreements. Separately, pursuant to the Sponsor Support Agreement, the Sponsor exchanged 2,500,000 of the Retained Sponsor Shares for shares of Series A Preferred Stock in a private exchange offer.

●	Pursuant to the Envoy Bridge Note, the Company issued 1,355,150 shares of Series A Preferred Stock to GAT Funding, LLC concurrently with the Closing.

●	Pursuant to the Subscription Agreement, the Sponsor subscribed for and purchased, and Anzu issued and sold to Sponsor, 1,355,150 shares of Series A Preferred Stock, at a price of $10.00 per share, for gross proceeds of $13,551,500, in a private placement consummated following the Closing and the filing of the Certificate of Designation for the Series A Preferred Stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

●

On April 17, 2023, prior to entering into the Business Combination Agreement, Anzu and Envoy entered into an agreement (as amended to date, the “Forward Purchase Agreement”) with Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC” and, collectively with MSOF, MCP and MSTO, the “Seller”) for an OTC Equity Prepaid Forward Transaction.

Anzu consented to Meteora reversing a previously submitted redemption request for 425,606 shares of Anzu Class A Common Stock Meteora submitted for redemption and that these 425,606 shares shall be considered Recycled Shares and eligible for payment to Seller as outlined in the Prepayment section of the Forward Purchase Agreement.

On September 29, 2023, Envoy Medical paid to Seller separately the Prepayment Amount of $4,453,267 required under the Forward Purchase Agreement directly from the Trust Account. In addition, Envoy Medical transferred 8,512 shares of New Envoy Class A Common Stock (the “Share Consideration”) to Seller on September 29, 2023.

Envoy Medical and the Seller agreed to waive the requirement under the Forward Purchase Agreement that Envoy Medical must file a registration statement with the SEC registering the resale of the Recycled Shares, the Shortfall Sale Shares, the Share Consideration, the Shortfall Warrants and the Shortfall Warrant Shares (the “FPA Registration Statement”) under the Securities Act within forty-five (45) days following the closing of the Business Combination. From time to time following the closing of the Business Combination, Seller may, at its discretion, sell Shares without a payment obligation to Envoy Medical (the “Shortfall Sales”) until such time as the gross proceeds from such Shortfall Sales equal $44,505 (the “Prepayment Shortfall”). At such time that the amount of gross proceeds generated from Shortfall Sales is equal to the Prepayment Shortfall, Envoy Medical shall retain an amount equal to 50% of the Prepayment Shortfall on the Prepayment Date and Seller shall pay the remaining 50% of the Prepayment Shortfall on the first OET Date and at such time the Seller may not make any additional Shortfall Sales. The Seller in its sole discretion may request warrants of Envoy Medical exercisable for shares of New Envoy Class A Common Stock in an amount equal to (i) 4,300,000 shares of New Envoy Class A Common Stock less (ii) the Number of Shares specified in the Pricing Date Notice (“Shortfall Warrants” and the shares of Class A Common Stock underlying the Shortfall Warrants, the “Shortfall Warrant Shares”). The Shortfall Warrants will (i) have an exercise price equal to the Reset Price, (ii) expire on June 30, 2024 and (iii) not provide for cashless exercise or net share settlement.

●	In connection with the Closing, holders of 2,386,294 shares of Anzu Class A Common Stock elected to redeem their shares of Anzu Class A Common Stock for a pro rata portion of the Trust Account, or approximately $10.46 per share and approximately $25.0 million in the aggregate.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared based on the Anzu and Envoy historical financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Transactions as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, and the year ended December 31, 2022, give effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical unaudited condensed financial statements of Anzu as of and for the six months ended June 30, 2023 and the related notes included elsewhere in the Proxy Statement/Prospectus;

●	the historical audited financial statements of Anzu as of and for the year ended December 31, 2022 and the related notes included elsewhere in the Proxy Statement/Prospectus;

●	the historical unaudited condensed financial statements of Envoy as of and for the six months ended June 30, 2023 and the related notes included elsewhere in the Proxy Statement/Prospectus;

●	the historical audited financial statements of Envoy as of and for the year ended December 31, 2022 and the related notes included elsewhere in the Proxy Statement/Prospectus; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Anzu”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Envoy Medical Corporation”, and other financial information relating to each of Anzu and Envoy included elsewhere in the Proxy Statement/Prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Envoy. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

(In thousands, except for share data)	Anzu (Historical)	Envoy (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$133	$68	$44,645	3(a)	$5,000
	-	-	(2,987)	3(b)	-
	-	-	(13,104)	3(c)	-
	-	-	10,000	3(e)	-
	-	-	(4,453)	3(q)	-
	-	-	2,918	3(f)	-
	-	-	(2,690)	3(s)	-
	-	-	(24,959)	3(i)	-
	-	-	(4,571)	3(r)	-
Restricted cash	-	-	4,571	3(r)	4,571
Accounts receivable, net	-	55	-		55
Inventories	-	1,306	-		1,306
Prepaid income taxes	-	-	-		-
Prepaid expenses and other current assets	265	294	-		559
Prepaid Forward Purchase Agreement Assets	-	-	3,100	3(q)	3,100
Total current assets	398	1,723	12,470		14,591
Investments held in Trust Account	44,645	-	(44,645)	3(a)	-
Property and equipment, net	-	345	-		345
Operating lease right-of-use asset (related party)	-	525	-		525
Total assets	$45,043	$2,593	$(32,175)		$15,461
LIABILITIES, REDEEMABLE STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,431	$2,360	$(1,184)	3(c)	$1,795
	-	-	(812)	3(b)	-
Accrued expenses	5,124	747	(45)	3(b)	806
	-	-	(5,020)	3(c)	-
Working Capital Loans	2,690	-	(2,690)	3(s)	-
Convertible notes payable, current portion (related party)	-	676	(676)	3(j)	-
Operating lease liabilities, current portion (related party)	-	148	-		148
Warranty liability, current portion	-	256	-		256
Income taxes payable	102	-	-		102
Total current liabilities	9,347	4,187	(10,427)		3,107
Prepaid forward derivative	145	-	(145)	3(o)	-
Forward Purchase Agreement liability	-	-	11,192	3(p)	11,192
Deferred underwriting fee payable	10,413	-	(10,413)	3(g)	-
Derivative warrant liabilities	1,333	-	(625)	3(h)	708
Convertible notes payable, net of current portion (related party)	-	55,324	(50,688)	3(j)	-
	-	-	(4,636)	3(t)	-
Warranty liability, net of current portion	-	2,090	-		2,090
Operating lease liabilities, net of current portion (related party)	-	467	-		467
Warrant liability (related party)	-	231	(231)	3(k)	-
Total liabilities	21,238	62,299	(65,973)		17,564

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, except for share data)	Anzu (Historical)	Envoy (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet

Class A Common Stock subject to possible redemption at redemption value (4,312,774 shares at $10.34 per share)	44,595	-	(44,595)	3(i)	-
Redeemable convertible preferred stock, $0.01 par value; 10,000,000 shares authorized 4,000,000 shares issued and outstanding	-	19,973	(19,973)	3(l)	-

Stockholders’ deficit:
Class B Common Stock, $0.0001 par value; 40,000,000 shares authorized; 10,625,000 shares issued and outstanding	1	-	(1)	3(d)	-
	-	-			-
	-	-	-		-
Envoy Common Stock, $0.01 par value; 232,000,000 shares authorized; 139,153,144 shares issued and outstanding	-	1,392	(1,392)	3(n)	-
New Envoy Class A Common Stock, par value $0.0001	-	-	-	3(d)	2
	-	-	1	3(i)	-
	-	-	-	3(j)	-
	-	-	-	3(k)	-
	-	-	-	3(l)	-
	-	-	1	3(n)	-
	-	-	-	3(q)
Series A Preferred Stock, par value $0.0001	-	-	-	3(d)	-
			-	3(e)	-
	-	-	-	3(f)	-
	-	-	-	3(t)	-
Additional paid-in capital	-	171,528	(940)	3(b)	267,936
	-	-	-	3(c)	-
	-	-	1	3(d)	-
	-	-	10,000	3(e)	-
	-	-	2,918	3(f)	-
	-	-	10,413	3(g)
	-	-	625	3(h)	-
	-	-	19,635	3(i)	-
	-	-	48,458	3(j)	-
	-	-	19,973	3(l)	-
	-	-	1,391	3(n)	-
	-	-	(20,791)	3(m)	-
	-	-	4,636	3(t)	-
	-	-	89	3(q)
Accumulated deficit	(20,791)	(252,484)	(1,190)	3(b)	(269,926)
	-	-	(6,900)	3(c)	-
	-	-	2,906	3(j)	-
	-	-	231	3(k)	-
	-	-	20,791	3(m)	-
	-	-	145	3(o)	-
	-	-	(11,192)	3(p)	-
			(1,442)	3(q)
Accumulated other comprehensive loss	-	(115)	-		(115)
Total stockholders’ equity	(20,790)	(79,679)	98,366		(2,103)
Total liabilities, redeemable stock, and stockholders’ equity	$45,043	$2,593	$(32,175)		$15,461

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2023	Transaction		Pro Forma Statement
(In thousands, except per share and weighted-average share data)	Anzu (Historical)	Envoy (Historical)	Accounting Adjustments	Notes	of Operations	Notes

Net revenues	$-	$141	$-		$141
Operating cost and expenses:
Cost of goods sold	-	627	-		627
Research and development	-	3,790	-		3,790
General and administrative	-	3,975	-		3,975
	-	-	-		-
Formation and operating costs	2,591	-	-		2,591
Total operating costs and expenses	2,591	8,392	-		10,983
Operating loss	(2,591)	(8,251)	-		(10,842)
Other income (expense):
Loss from changes in fair value of convertible notes payable (related party)	-	(18,143)	18,143	4(d)	-
Interest earned on investment held in Trust Account	3,899	-	(3,899)	4(a)	-
Other income (expense)	-	(105)	104	4(f)	(1)
Deferred offering cost forgiveness	-	-	-		-
Change in fair value of Forward Purchase Agreements	(354)	-	-		(354)
Prepaid forward derivative	(145)	-	145	4(h)	-
Change in fair value of warrant liabilities	(267)	-	125	4(e)	(142)
Total other income, net	3,133	(18,248)	14,618		(497)
Income (loss) before income tax expense	542	(26,499)	14,618		(11,339)
Income tax benefit (expense)	(963)	-	-		(963)
Net income (loss)	(421)	(26,499)	14,618		(12,302)
Cumulative undeclared preferred dividends	-	(1,000)	(7,100)	4(g)	(8,100)
Deemed dividend on Series A Convertible Preferred Stock	-	-	-		-
Net income (loss) attributable to common stockholders, basic and diluted	$(421)	$(27,499)	$7,518		$(20,402)
Net loss per share attributable to common stockholders, basic and diluted		$(0.20)			$(1.10)
Weighted average common stock outstanding, basic and diluted		139,153,144			18,549,992	4(k)
Net income allocated to Class A Common stock	265
Basic and diluted net income (loss) per common stock, Anzu Class A common stock	$0.01
Weighted average number of Class A Common Stock, basic and diluted	18,026,419
Net income allocated to Class B Common stock	155
Basic and diluted net income (loss) per common stock, Anzu Class B common stock	$0.01
Weighted average number of Class B Common Stock, basic and diluted	10,625,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Year Ended December 31, 2022	Year Ended December 31, 2022	Transaction		Pro Forma Statement
(In thousands, except per share and weighted-average share data)	Anzu (Historical)	Envoy (Historical)	Accounting Adjustments	Notes	of Operations	Notes

Net revenues	$-	$237	$-		$237
Operating cost and expenses:
Cost of goods sold	-	957	-		957
Research and development	-	4,516	-		4,516
General and administrative	-	3,470	1,565	4(b)	5,035
	-	-	6,901	4(c)	6,901
Formation and operating costs	4,888	-	-		4,888
Total operating costs and expenses	4,888	8,943	8,466		22,297
Operating loss	(4,888)	(8,706)	(8,466)		(22,060)
Other income (expense):
Loss from changes in fair value of convertible notes payable (related party)	-	(7,090)	7,090	4(d)	-
Interest earned on investment held in Trust Account	6,125	-	(6,125)	4(a)	-
Other income (expense)	-	(127)	(1,442)	4(j)	(12,530)
	-	-	(11,192)	4(i)
	-	-	231	4(f)	-
Deferred offering cost forgiveness	150	-	-		150
Change in fair value of Forward Purchase Agreements	(649)	-	-		(649)
Change in fair value of warrant liabilities	19,997	-	(9,374)	4(e)	10,623
Total other income, net	25,623	(7,217)	(20,812)		(2,406)
Income (loss) before income tax expense	20,735	(15,923)	(29,278)		(24,466)
Income tax benefit (expense)	(1,502)	-	-		(1,502)
Net income (loss)	19,233	(15,923)	(29,278)		(25,968)
Cumulative undeclared preferred dividends	-	(2,000)	(3,400)	4(g)	(5,400)
Deemed dividend on Series A Convertible Preferred Stock	-	-	-		-
Net income (loss) attributable to common stockholders, basic and diluted	$19,233	$(17,923)	$(32,678)		$(31,368)
Net loss per share attributable to common stockholders, basic and diluted		$(0.13)			$(1.69)
Weighted average common stock outstanding, basic and diluted		139,162,385			18,549,992	4(k)
Net income allocated to Class A Common stock	15,387
Basic and diluted net income (loss) per common stock, Anzu Class A Common Stock	$0.36
Weighted average number of Class A Common Stock, basic and diluted	42,500,000
Net income allocated to Class B Common Stock	3,846
Basic and diluted net income (loss) per common stock, Anzu Class B Common Stock	$0.36
Weighted average number of Class B Common Stock, basic and diluted	10,625,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of New Envoy upon consummation of the Transactions. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Anzu and Envoy had not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared based on the Anzu and Envoy historical financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Transactions as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, and the year ended December 31, 2022, give effect to the Transactions as if they had occurred on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of Anzu and Envoy believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of Anzu and Envoy believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 2,386,294 shares of Anzu Class A Common Stock based on a redemption price of $10.46 per share, or approximately $25.0 million in the aggregate as of September 27, 2023, the purchase of 425,606 shares by the Seller under the Forward Purchase Agreement, resulting in an aggregate cash payment of approximately $4.5 million out of the Trust Account, the issuance of additional 2% Share Consideration under the Forward Purchase Agreement, and the consummation of the PIPE Transaction and the Envoy Bridge Financing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Upon closing of the Business Combination, shares outstanding as presented in the unaudited pro forma condenses combined financial statements include the following:

	Number of Common Shares Owned	Number of Preferred Shares Owned	Number of Preferred Shares as converted to Common Stocks	% Common Ownership	% Ownership (as converted)
(Shares in thousands)
Envoy shareholders	15,000	-	-	80.9%	66.8%
Anzu-Affiliated PIPE Investors	-	1,000	870	0.0%	3.9%
Envoy Bridge Note Holders	-	1,000	870	0.0%	3.9%
Anzu stockholders	1,501	-	-	8.1%	6.7%
Anzu Sponsor	1,000	2,500	2,174	5.4%	14.1%
Meteora Parties**	534	-	-	2.9%	2.4%
Other Parties*	515	-	-	2.8%	2.3%
Total	18,550	4,500	3,914	100%	100%

*	Other Parties include former and current directors and officers of Anzu, parties to the Extension Support Agreements and Legacy Forward Purchasers.

**	Meteora Parties includes Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC” and, collectively with MSOF, MCP and MSTO, the “Seller”). Number of shares of New Envoy Class A Common Stock owned by the Seller includes 425,606 shares acquired by the Seller from parties that exercised their redemption rights and 8,512 shares of 2% Share Consideration pursuant to the Forward Purchase Agreement, in addition to the 100,000 shares received under the Extension Support Agreement.

The number of shares of Series A Preferred Stock as converted to shares of New Envoy Class A Common Stock and as converted ownership percentage in the above tables assume that the Series A Preferred holders converted their shares into shares of New Envoy Class A Common Stock based on the ratio determined by dividing the Original Issuance Price of $10.00 by the Conversion Price of $11.50 pursuant to the Certificate of Designation.

The total number of shares does not include (a) shares issuable upon the exercise of 14,166,666 public warrants to purchase shares of Anzu Class A Common Stock on a one to one basis, which remain outstanding immediately following the Business Combination, (b) 1,000,000 shares of Contingent Sponsor Shares which are unvested and subject to forfeiture upon the Closing and will vest upon the FDA approval of the Acclaim, (c) the issuance of shares upon completion of the Business Combination under the New Envoy Incentive Plan, and (d) any increase or decrease in the shares of Anzu Common Stock that will be issued to as a result of the adjustments to the Merger Consideration pursuant to the terms of the Business Combination Agreement.

2.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Anzu will be treated as the acquired company for accounting purposes, whereas Envoy will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Envoy issuing shares for the net assets of Anzu, accompanied by a recapitalization. The net assets of Anzu will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Envoy. Envoy has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	80.9% of the combined entity’s voting common shares will be held by the former owners of Envoy while 5.4% of the voting interest is held by former owners of Anzu.

Approximately 4,500,000 shares of Series A Preferred Stock were issued at Closing, of which 3,500,000 are held by the Sponsor and the Anzu-affiliated PIPE investors and 1,000,000 are held by a former owner of Envoy. The Series A Preferred Holders have the right to convert their shares into shares of New Envoy Class A Common Stock at any time based on the Conversion Price of $11.50. If these shares were included on an as-converted basis, the relative voting rights would be 70.6% and 18.0% for Envoy and Anzu/PIPE investors, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

●	The largest single owner in the combined entity is a former shareholder of Envoy.

●	Envoy will designate a majority of the governing body of New Envoy.

●	The executive officers of the New Envoy immediately after the Closing will be the same individuals as those of Envoy immediately prior to the Closing.

●	Envoy’s operations will comprise the ongoing operations of New Envoy.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Business Combination Accounting Adjustments:

(a)	To reflect a reclassification of the Cash and Marketable securities held in Trust Account to Cash and cash equivalents.
(b)	To reflect the payment of Envoy’s total estimated advisory, legal, accounting and auditing fees including other professional fees of $1.1 million that are deemed to be direct and incremental costs as well as $3.0 million that are not direct and incremental expenses of the Business Combination. The payment of $1.1 million of costs directly attributable to the Business Combination has been recorded as a reduction of $0.7 million in cash and a corresponding reduction of $0.1 million to accounts payable and $0.6 million reduction of additional paid-in capital and a reclassification of $0.4 million of accumulated deficit to additional paid-in capital. Of the $3.0 million that are not direct and incremental expenses of the Business Combination, $0.7 million has already been paid and recorded within accumulated deficit. The payment of the remaining $2.3 million has been recorded as an increase of $1.6 million to accumulated deficit, a reduction of $0.7 million to accounts payable and $45 thousand accrued expenses. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New Envoy’s financial position and results of operations may differ significantly.
(c)	To reflect payment of total preliminary estimated transaction costs of Anzu of $14.2 million that were incurred and is expected to be incurred in connection with the Business Combination but are not directly attributable to the proposed offering of securities and are a non-recurring item. Of the $14.2 million transactions costs, $1.1 million has already been paid and recorded within accumulated deficit. The payment of transaction costs that are not directly attributable to the proposed offering of securities is recorded as a reduction in cash of $13.1 million and a corresponding reduction of $1.2 million in accounts payable, and $5.0 million in accrued expenses, as well as a $6.9 million increase to the accumulated deficit. Included in this adjustment are $2.7 million of SPAC D&O tail policy and $2.2 million related to 1% Excise Tax on the redemptions of Anzu public shares. The SPAC D&O tail policy expense and the Excise Tax expense are excluded from the definition of the SPAC Transaction Expenses Cap. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New Envoy’s financial position and results of operations may differ significantly.
(d)	To reflect the conversion of 10,625,000 shares of Anzu Class B Common Stock into 2,615,000 shares of New Envoy Class A Common Stock, and 2,500,000 shares of Series A Preferred Stock in a private exchange offer, with the remaining 5,510,000 shares of Anzu Class B Common Stock being forfeited upon the Closing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(e)	To reflect the proceeds of $10.0 million from the issuance and sale of 1,000,000 shares of Series A Preferred Stock at a par value of $0.0001 in the PIPE Transaction pursuant to the Subscription Agreement.
(f)	To reflect the proceeds of $2.9 million from the issuance of the Bridge Note and immediate conversion upon the Closing of 291,789 shares of Series A Preferred Stock at a par value of $0.0001 as part of a $10.0 million Bridge Note from GAT in the Envoy Bridge Financing. The remaining $7.1 million is transferred from the existing Envoy convertible note pursuant to the Bridge Note agreement. Refer to 3(t) for the adjustment related to the transfer of convertible note into the Bridge Note and the subsequent conversion into Series A Preferred Stock.
(g)	To reflect the elimination of deferred underwriting fee payable of $10.4 million, which is related to costs incurred in connection with the Anzu initial public offering and a corresponding $10.4 million adjustment to additional paid-in capital, as a result of a concession agreed with the underwriters.
(h)	To reflect the elimination of 12,500,000 private warrants forfeited as part of the Business Combination for the amount of $0.6 million, which is the fair value of the private warrants as of June 30, 2023.
(i)	To reflect the redemption of 2,386,294 shares of Anzu Class A Common Stock subject to redemption at a redemption price per share of $10.46 for an aggregate redemption price of $25.0 million. Additionally, this resulted in a reclassification of 1,926,480 shares of Anzu Class A Common Stock subject to redemption into shares of New Envoy Class A Common Stock with a par value of $0.0001 and an increase in additional paid-in capital of $19.6 million.
(j)	To reflect the conversion of the Envoy Convertible Notes with a principal amount of $59.7 million and interest of $16.3 million into 4,845,869 shares of New Envoy Class A Common Stock. Envoy has presented Envoy Convertible Notes under the fair value option. Under the fair value option, the Envoy Convertible Notes have been stated at the fair value of $56.0 million as of June 30, 2023, of which, $4.6 million represents the fair value of $7.0 million of convertible notes transferred to the Bridge Note (See 3(t) for further details). The resultant change in fair value of $18.1 million is recorded as loss on change in fair value of debt for the six months ended June 30, 2023 and $8.2 million was recognized in the accumulated deficit for the changes in fair value of debt for the periods prior to the six months ended June 30, 2023. Upon conversion, the fair value of the Envoy Convertible Notes of $51.4 million as of June 30, 2023 was derecognized. The New Envoy Class A Common Stock issued in exchange for the Envoy Convertible Notes was recorded at the fair value of the New Envoy Class A Common Stock in the amount of $485 and additional paid-in capital in the amount of $48.5 million, with the resulting difference being accounted for as a gain of $2.9 million in accumulated deficit.
(k)	To reflect Envoy Warrants canceled or converted on a net exercise basis into shares of Envoy Common Stock in accordance with the Warrant Amendment Agreement. Out of 8,695,000 Envoy Warrants outstanding, 70,000 were converted into 2,683 shares of New Envoy Class A Common Stock. Out of the remaining 8,625,000 Envoy Warrants that were forfeited as part of the Business Combination, 1,150,000 Envoy Warrants were classified as a liability in Envoy’s historical financial statements with a fair value amounting to $0.2 million and is recorded as a reduction of accumulated deficit.
(l)	To reflect the conversion of 4,000,000 shares of Envoy Preferred Stock into 1,275,678 shares of New Envoy Class A Common Stock, as adjusted for the Exchange Ratio.
(m)	To reflect the elimination of Anzu’s historical accumulated deficit.
(n)	To reflect the recapitalization of Envoy through the Business Combination and the issuance of 8,875,732 shares of New Envoy Class A Common Stock recorded as $888 in New Envoy Class A Common Stock and $1.4 million in additional paid-in capital.
(o)	To reflect the reversal of $0.1 million Prepaid forward derivative liability as of June 30, 2023, as this is based on the value of the Prepaid Forward Agreement prior to the Closing. Refer to Note 3(p) and 3(q) for the transaction accounting adjustments related to the Prepaid Forward Purchase Agreement upon the Closing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(p)	To reflect the fair value of the Forward Purchase Agreement warrant liability (defined as the “Shortfall Warrant” under the Forward Purchase Agreement) for the Shortfall Warrants exercisable for 3,874,394 shares of New Envoy Class A Common Stock. The value of the Forward Purchase Agreement warrant liability was calculated using a Monte Carlo multi-scenario model, which was prepared as if it was entered into on June 30, 2023. The principal assumptions of the valuation are as follows: volatility 65%; risk free interest of 5.26%; and a period of one year.
(q)	To reflect the fair value of the Prepaid Forward Purchase Agreement Asset for 425,606 shares repurchased by Meteora Parties, including $4.5 million in cash delivered to the Seller at Closing for the Prepayment under the Forward Purchase Agreement for $10.46 redemption price less 50% of the 1% of Prepayment Shortfall plus issuance of additional 2% Share Consideration. This resulted in a loss of $1.4 million recorded in accumulated deficit. The value of the Prepaid Forward Purchase Agreement Assets was calculated using a Monte Carlo multi-scenario model. The valuation of the Forward Purchase Agreement derivative was prepared as if it was entered into on June 30, 2023 and the principal assumptions of the valuation are as follows: volatility 65%; risk free interest of 5.26%; and a period of one year.
(r)	To reflect reclassification of cash to restricted cash for the funds allocated for preferred dividends of $5.4 million pursuant to the Certificate of Designation of the Series A Preferred Stock. Only $4.6 million of cash is reclassified to restricted cash as the funds are allocated for the dividends to the extent that $5.0 million of the minimum cash is available immediately following the Closing after paying expenses related to the transactions contemplated by the Business Combination Agreement.
(s)	To reflect the repayment of $2.7 million working capital loan upon the Closing in cash. As noted above, pursuant to the Sponsor Support Agreement, subject to and upon the Closing, the Sponsor agreed to forego its right to convert up to $1,500,000 of such loans that may be convertible into warrants.
(t)	To reflect transfer of $7.0 million convertible note issued during the six months ended June 30, 2023 and the respective accrued interests into the Bridge Note pursuant to the Bridge Note agreement, and the subsequent conversion of the Bridge Note into Series A Preferred Stock upon the Closing. As Envoy has presented Envoy Convertible Notes under the fair value option, the $7.0 million proceeds of convertible note was recorded at its fair value of $4.6 million as of June 30, 2023. The conversion of the Bridge Note is recorded as 708,211 shares of Series A Preferred Stock at a par value of $0.0001, and reversal of the Convertible notes payable of $4.6 million with the difference recorded in additional paid-in capital.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Business Combination Accounting Adjustments:

(a)	To reflect the elimination of Interest earned on investment held in the Trust Account.
(b)	To reflect non-recurring transaction closing costs, not yet paid, of $1.6 million within general and administrative expense of Envoy for the year ended December 31, 2022, that are not considered direct and incremental expenses. See Note 3(b).
(c)	To reflect non-recurring transaction costs of $6.9 million within general and administrative expense of Anzu for the year ended December 31, 2022, that are not considered direct and incremental expenses. See Note 3(c).
(d)	To reflect the elimination of loss from changes in fair value of convertible notes payable (related party), as if the Envoy Convertible Notes were converted on January 1, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(e)	To reflect adjustment for the loss on change in fair value of Anzu’s private placement warrant liability of $0.1 million for the six months ended June 30, 2023, and the gain of $9.4 million for the year ended December 31, 2022, as if the warrant liability was derecognized as on January 1, 2022.
(f)	To reflect the elimination of loss on change in fair value of Envoy warrant liability of $0.1 million for the six months ended June 30, 2023, and a gain of $0.2 million related to the forfeiture of Envoy Warrants as described in Note 3(k) for the year ended December 31, 2022. This adjustment is non-recurring in nature.
(g)	To reflect a net adjustment of $7.1 million to eliminate $1.0 million in dividends related to Envoy Preferred Stock converted into New Envoy Class A Common Stock at Closing and to record $8.1 million in cumulative dividends related to the Series A Preferred Stock for the six months ended June 30, 2023, and a net adjustment of $3.4 million to eliminate $2 million in dividends related to Envoy Preferred Stock converted into New Envoy Class A Common Stock at Closing and to record $5.4 million in dividends related to the Series A Preferred Stock for the year ended December 31, 2022, respectively. The dividend rate on the Series A Preferred Stock is 12%.
(h)	To reflect the reversal of $0.1 million Prepaid Forward derivative expense recorded for the six months ended June 30, 2023 as the unaudited pro forma condensed combined statement of operations gives effect to the Business Combination as if it had occurred on January 1, 2022. This adjustment is non-recurring in nature.
(i)	To reflect the adjustment for the Forward Purchase Agreement warrant liability expense of $11.2 million as described in Note 3(p) for the year ended December 31, 2022 as the unaudited pro forma condensed combined statement of operations gives effect to the Business Combination as if it had occurred on January 1, 2022.
(j)	To reflect the loss related to the Prepaid Forward Purchase Agreement as described in Note 3(q).
(k)	Represents the pro forma basic and diluted net loss per share attributable to holders of New Envoy Class A Common Stock presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of New Envoy Class A Common Stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares of Series A Preferred Stock are participating securities that contractually entitle the holders of such shares to participate in New Envoy’s earnings but do not contractually require the holders of such shares to participate in New Envoy’s losses.

Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic earnings per share) as presented in the unaudited pro forma condensed combined financial information are the shares of New Envoy Class A Common Stock issued to legacy Envoy stockholders on the Closing Date of the Business Combination and the Anzu shares that remained outstanding and that represent shares of New Envoy Class A Common Stock (as adjusted, where applicable), which includes the shares of Anzu Class B Common Stock that are not forfeited by the Sponsor, the shares issued in connection with the PIPE Transaction, the Envoy Bridge Financing, the shares held by parties to the Legacy Forward Purchase Agreements, the Extension Support Agreements, and the shares purchased by the Seller pursuant to the Forward Purchase Agreement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of New Envoy shares outstanding as if the Transactions had occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented.

Pro forma weighted-average shares outstanding — basic and diluted is calculated as follows:

Six months ended June 30, 2023
Weighted-average shares calculation - basic and diluted	Actual Redemptions
(In thousands, except share and per share data)
Numerator:
Pro Forma net loss	$(12,302)
Less: pro forma cumulative preferred stock dividends	(8,100)
Less: deemed dividends	-
Pro Forma net loss attributable to holders of New Envoy Class A Common Stock	$(20,402)
Denominator:
Envoy Stockholders holding New Envoy Class A Common Stock	15,000,000
Anzu Sponsor holding New Envoy Class A Common Stock	1,000,000
Anzu Public Stockholders holding New Envoy Class A Common Stock	1,500,874
Meteora Parties holding New Envoy Class A Common Stock	534,118
Other Parties holding New Envoy Class A Common Stock	515,000
Pro forma weighted-average shares outstanding—basic and diluted	18,549,992
Pro forma basic and diluted earnings per share(1)	$(1.10)

Year ended December 31, 2022
Weighted-average shares calculation - basic and diluted	Actual redemptions
(In thousands, except share and per share data)
Numerator:
Pro Forma net loss	$(25,968)
Less: pro forma cumulative preferred stock dividends	(5,400)
Less: deemed dividends	-
Pro Forma net loss attributable to holders of New Envoy Class A Common Stock	$(31,368)
Denominator:
Envoy Stockholders holding New Envoy Class A Common Stock	15,000,000
Anzu Sponsor holding New Envoy Class A Common Stock	1,000,000
Anzu Public Stockholders holding New Envoy Class A Common Stock	1,500,874
Meteora Parties holding New Envoy Class A Common Stock	534,118
Other Parties holding New Envoy Class A Common Stock	515,000
Pro forma weighted-average shares outstanding—basic and diluted	18,549,992
Pro forma basic and diluted earnings per share(1)	$(1.69)

(1)	Because New Envoy was in a loss position for each of the periods presented, diluted net loss per share is the same as basic net loss per share for each period, as the inclusion of all potential common stock shares outstanding would have been anti-dilutive. The potentially dilutive securities that were excluded from the diluted per share calculation because they would have been anti-dilutive were as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Actual redemptions
Anzu Sponsor holding Series A Preferred Stock (as converted)*	2,173,913
Envoy Affiliated PIPE Investor holding Series A Preferred Stock (as converted)*	869,565
Envoy Bridge Note Holder holding Series A Preferred Stock (as converted)*	869,565
Shares underlying Anzu public warrants	14,166,666
Shares underlying shortfall warrants	3,874,394
Contingent shares**	1,000,000

*	The Series A Preferred holders have the right to convert their shares into shares of New Envoy Class A Common Stock at any time based on the ratio determined by dividing the Original Issue Price of $10.00 by the Conversion Price of $11.50 pursuant to the Certificate of Designation.

**	The combined pro forma net loss per share excludes the impact of 1,000,000 Contingent Sponsor Shares as the contingency has not been met.